EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 ( File Nos.333-39642, 333-68032 and 333-81334) and Form S-8 (File Nos.333-62891, 333-63430, 333-76254, 333-86161, 333-100814, 333-104601 and 333-113512) of Amkor Technology, Inc. of our report dated March 15, 2006 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
March 15, 2006